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                                                                   Exhibit 10.70
                                                                  EXECUTION COPY


                               PURCHASE AGREEMENT


            THIS PURCHASE AGREEMENT is made as of the 23rd day of February, 1998, by and among Starwood Hotels & Resorts (the "REIT"), a Maryland real estate investment trust, Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "OPCO") (the REIT and the OPCO, each a "Company" and together the "Companies"), Merrill Lynch International ("MLI"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as agent acting for the account of MLI ("Merrill Lynch" and, collectively with MLI, the "Merrill Lynch Parties").

            IN CONSIDERATION of the mutual covenants contained in this Purchase Agreement, the Companies and the Merrill Lynch Parties hereby agree as follows:

            SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Purchase Agreement, the REIT has authorized the sale to the Merrill Lynch Parties of 1,547,000 shares of beneficial interest, $.01 par value per share, of the REIT (the "REIT Shares") and the OPCO has authorized the sale to the Merrill Lynch Parties of 1,547,000 shares of common stock, $.01 par value per share, of the OPCO (the "OPCO Shares"), which REIT Shares and OPCO Shares are paired as a unit consisting of one (1) REIT Share and one (1) OPCO Share (hereinafter each such paired unit is referred to as a "Paired Share") and the Paired Shares referred to in this sentence are herein called the "Purchase Shares"). In addition, the REIT and the OPCO may issue to MLI additional Paired Shares in settlement of certain of their obligations under that certain Agreement (the "Agreement"), dated as of the date hereof, between the REIT, the OPCO and MLI (the "Additional Shares"). The Paired Shares and the Additional Shares are hereinafter collectively called the "Shares."

            SECTION 2. Agreement to Sell and Purchase the Purchase Shares. Subject to the terms and conditions of this Purchase Agreement, on the Closing Date (as defined in Section 3 hereof), the Companies will sell to the Merrill Lynch Parties the Purchase Shares for a per Paired Share purchase price equal to 98.00% of the Closing Price. The "Closing Price" shall equal the closing price reported on the New York Stock Exchange for a Paired Share on February 23, 1998.

            SECTION 3. Delivery of the Purchase Shares at the Closing.

            3.1. Closing. The completion of the purchase and sale of the Purchase Shares (the "Closing") shall occur as soon as practicable on or after the date hereof on a business day to be agreed upon by the Companies and the Merrill Lynch Parties, but in no event later than five business days after the execution of this Purchase Agreement (hereinafter, the "Closing Date").
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            3.2. Conditions. At Closing, the Companies shall deliver to the
Merrill Lynch Parties one or more stock certificates registered in the name of MLI representing the number of Purchase Shares set forth in Section 2 above.

            The obligation of the Companies to complete the purchase and sale of the Purchase Shares and deliver such stock certificate(s) to the Merrill Lynch Parties at the Closing shall be subject to the following conditions, any one or more of which may be waived by both of the Companies acting together: (i) receipt by the Companies of Federal Funds (or other mutually agreed upon form of payment) in the full amount of the purchase price for the Purchase Shares being purchased hereunder, (ii) the accuracy in all material respects as of the Closing Date, of the representations and warranties made by the Merrill Lynch Parties herein and the fulfillment, in all material respects, of those undertakings of the Merrill Lynch Parties to be fulfilled prior to the Closing,
(iii) execution and delivery of the Agreement by MLI, (iv) receipt by the Companies of a cross-receipt with respect to the Purchase Shares executed by Merrill Lynch and (v) receipt by the Companies of a certificate by an officer or authorized representative of Merrill Lynch to the effect that the representations and warranties of the Merrill Lynch Parties set forth in Section 5 hereof are true and correct as of the date of this Purchase Agreement and as of the Closing Date.

            The Merrill Lynch Parties' obligation to accept delivery of such stock certificate(s) and to pay for the Purchase Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Merrill Lynch Parties: (i) the accuracy in all material respects, as of the Closing Date, of the representations and warranties made by the Companies herein and the fulfillment, in all material respects, of those undertakings of the Companies to be fulfilled prior to the Closing, (ii) receipt by the Merrill Lynch Parties of all opinions, letters and certificates to be delivered by the Companies pursuant to this Purchase Agreement, (iii) execution and delivery of the Agreement by each of the Companies, and (iv) receipt by the Merrill Lynch Parties of a cross-receipt with respect to the purchase price for the Purchase Shares executed by the Companies.

            SECTION 4. Representations, Warranties and Covenants of the Companies. Except as disclosed in the Companies' SEC Filings (as defined below), each of the REIT and the OPCO, severally and not jointly, hereby represents and warrants to the Merrill Lynch Parties, and covenants with the Merrill Lynch Parties, with respect to such Company and its Subsidiaries (as defined below) only, as follows:

            4.1. Organization and Qualification of the Companies. Each of the REIT and the OPCO has been duly organized and is validly existing in good standing under the laws of Maryland with power and authority to own and lease its properties and to conduct its business as currently conducted. Each of the REIT and the OPCO is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing or
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managing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries of the Companies considered as one enterprise (a "Material Adverse Effect"). Entities in which either of the Companies directly or indirectly has at least a 50% ownership interest are herein referred to as the "Subsidiaries," and each individually, as a "Subsidiary."

            4.2. Organization and Qualification of Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited partnership, or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of organization, with full power and authority to own, lease and operate its properties and to conduct the business in which it currently is engaged. Each of the Subsidiaries is duly qualified as a foreign corporation, limited partnership, or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each of the corporate Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. The ownership by the Companies or the Subsidiaries of the shares of capital stock or limited partnership or equity interests, as the case may be, of each of the Subsidiaries is as described in the Companies' SEC Filings.

            4.3. Authorized Capital Stock. The REIT has the following authorized shares:1,000,000,000 REIT shares par value $0.01 per share, 200,000,000 excess shares of beneficial interest, par value $.01 per share, 100,000,000 shares of trust preferred shares, par value $.01 per share, and 50,000,000 shares of excess preferred stock, par value $0.01 per share. The OPCO has the following authorized shares: 1,000,000,000 OPCO shares, par value $0.01 per share, 200,000,000 shares of preferred stock, par value $0.01 per share, 50,000,000 shares of excess common stock, par value $0.01 per share and 100,000,000 shares of excess preferred shares, par value $0.01 per share. As of January 20, 1998, there were 55,392,389 Paired Shares, 6,285,765 Class A Exchangeable Preferred Shares of the Trust and 5,502,711 Class B Exchangeable Preferred Shares of the Trust outstanding, and 21,292,005 REIT shares and 21,292,005 OPCO shares were reserved for issuance. The issued and outstanding Paired Shares of the Companies have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof in the Companies' SEC Filings. Other than as described in the Companies' SEC Filings, the REIT does not have outstanding any options to purchase, or other rights to subscribe for or purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the
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Companies' stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder in the Companies' SEC Filings accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

            4.4. Issuance, Sale and Delivery of the Shares. The Purchase Shares to be sold by the Companies have been duly authorized for issuance and, when issued, delivered and paid for in the manner set forth in this Purchase Agreement, will be validly issued, fully paid and non-assessable. The Additional Shares, if and when issued pursuant to the Agreement, have been duly authorized and will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of the Shares in accordance with this Purchase Agreement, MLI will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims. No approval of or authorization by the respective shareholders or boards of trustees or directors of the Companies will be required for the issuance and/or sale of the Shares to be sold by the Companies as contemplated herein or in the Agreement, except such as shall have been obtained on or before the Closing Date or the applicable Settlement Date. The issuance and/or sale of the Shares to the Merrill Lynch Parties by the Companies pursuant to this Purchase Agreement or the Agreement (as the case may be), the compliance by the Companies with the other provisions of this Purchase Agreement or the Agreement and the consummation of the other transactions contemplated hereby or thereby do not require the consent, approval, authorization, registration or qualification of or with any court, governmental authority or agency, except such as shall have been obtained on or before the Closing Date or in connection with any Resale Registration Statement filed with respect to any of the Shares. The Companies meet and will continue to meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act (the "1933 Act Regulations"). The Companies have filed and will file all documents which they are required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (the "1934 Act Regulations") within the time periods prescribed by the Exchange Act and the 1934 Act Regulations since December 31, 1996 and all such documents (collectively, together with the Companies' registration statements filed under the Securities Act which have been declared effective since January 1, 1997 and have not been withdrawn, the "Companies' SEC Filings") comply and will comply in all material respects with the requirements of the Exchange Act and the 1934 Act Regulations, as
applicable, and none of such documents, when so filed, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Resale Registration Statement filed in respect of any of the Shares, when so filed, contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
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            4.5. Due Execution, Delivery and Performance by the Company. Each of
the Companies has full right, power and authority to enter into this Purchase Agreement and the Agreement and perform the transactions contemplated hereby and thereby. This Purchase Agreement and the Agreement have been duly authorized, executed and delivered by each of the Companies. The execution and delivery of the Purchase Agreement and the Agreement by each of the Companies and the consummation of the transactions and the performance of the obligations herein and therein contemplated will not violate any provision of the declaration of trust, certificate of incorporation, bylaws, or other organizational documents of either of the Companies, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, credit agreement, lease, franchise, license, indenture, note, permit or other instrument to which either Company is a party or by which either Company or its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to either Company or any of its respective properties other than violations, conflicts, breaches or defaults that individually or in the aggregate would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Purchase Agreement, the Agreement or the consummation of the transactions contemplated hereby or thereby, except in connection with the filing of any Resale Registration Statements pursuant to Section 7 below or for compliance with the blue sky laws applicable to the offering of the Shares.

            4.6. Accountants. The Companies' independent certified public accountants, who have expressed their opinion with respect to the Most Recent Financial Statements (as defined below) are independent accountants as required by the Securities Act and the 1933 Act Regulations.

            4.7. No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect, neither of the Companies nor any of their respective Subsidiaries is in violation or default of any provision of its declaration of trust, certificate of incorporation or bylaws, or other organizational documents, and is not in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, credit agreement, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound.

            4.8. No Actions. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of each Company, threatened against or affecting such Company or any of its Subsidiaries, any real property or improvements thereon owned or leased by such Company or its Subsidiaries, including any property underlying indebtedness held by
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such Company (each, individually, a "Property" and collectively, the
"Properties"), or any officer of such Company or any of its Subsidiaries that, if determined adversely to such Company or any Subsidiary, any Property, including any property underlying indebtedness held by such Company and any of its Subsidiaries, or any such officer, would reasonably be expected to (A) result in any Material Adverse Effect or (B) materially and adversely affect the consummation of the transactions contemplated by this Purchase Agreement or the Agreement.

            4.9. Properties. (A) Each Company and its respective Subsidiaries, as the case may be, has good and marketable title to all the properties and assets reflected as owned by such entities in the Most Recent Financial Statements, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the Most Recent Financial Statements, or (ii) those which would not have a Material Adverse Effect, (B) the leases of any real property and buildings held under lease by such Company or any of its Subsidiaries are in full force and effect, and such entities are not in default in respect of any of the terms or provisions of such leases and have not received notice of the assertion of any claim by anyone adverse to such entities' rights as lessee under such leases, or affecting or questioning such entity's right to the continued possession or use of the real property and buildings held under such leases or of a default under such leases, in each case with such exceptions as would not have a Material Adverse Effect; (C) neither Company nor any of its respective Subsidiaries or any tenant of any of the Properties is in default under any of the leases pursuant to which such Company or its Subsidiaries, as lessor, leases its Property (and to the best knowledge of such Company no event has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a Material Adverse Effect; (D) no person has an option or right of first refusal to purchase all or part of any Property or any interest therein, other than such options or rights of first refusal which would not have a Material Adverse Effect; (E) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; and
(F) neither Company has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, including any property underlying indebtedness held by either Company or any of its respective Subsidiaries, except such proceedings or actions that would not have a Material Adverse Effect.

            4.10. REIT Qualification. The REIT qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to its taxable years ended December 31, 1995, December 31, 1996 and December 31, 1997, and is organized in conformity with the requirements for qualification as a real estate investment trust, and its manner of operation has enabled it to meet the requirements for qualification as a real estate investment trust as of the date hereof,
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and its proposed manner of operation will enable it to meet the requirements for qualification as a real estate investment trust in the future.

            4.11. No Material Change. Since the date of the Most Recent Financial Statements, and except as otherwise disclosed in the Companies' SEC Filings as of the Closing Date, (i) no material casualty loss or material condemnation or other material adverse event with respect to any Property or any of the Subsidiaries, has occurred that would singly or in the aggregate have a Material Adverse Effect; (ii) neither of the Companies, nor any of their respective Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iii) except as a result of (a) the Companies' acquisition of Westin Hotels & Resorts Worldwide, Inc. and certain affiliates and the related financing transactions and (b) the OPCO's acquisition of ITT Corporation and the related financing transactions, there has not been any change in the capital stock of either Company or the Subsidiaries (other than the sale of the Purchase Shares hereunder or those reserved for issuance pursuant to the Agreement, issuances pursuant to the incentive compensation plans of the Companies), or any increase in the indebtedness of either Company or their respective Subsidiaries that is material to such entities, considered as one enterprise; (iv) and except for regular quarterly distributions on the REIT Shares, there has been no dividend or distribution of any kind declared, paid or made by the REIT or the OPCO; and (v) there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Companies and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

            4.12. Intellectual Property. Neither of the Companies nor the Subsidiaries is required to own or possess trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations, which it does not already own or possess to conduct its businesses as now conducted; and neither Company has knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and has not received any notice that any claim has been made against such Company regarding trademark, trade name, patent, copyright, license, trade secrets or other infringement that would not singly or in the aggregate have a Material Adverse Effect.

            4.13. Compliance. Neither Company has been advised, or has reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance will not have a Material Adverse Effect.

            4.14. Taxes. Each of the Companies and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns which have been required to be filed and has paid or accrued all taxes shown as due thereon (except for those taxes which are being contested in good faith through appropriate proceeding, for which adequate reserves have been established and which are either reflected in the Most Recent Financial Statements or disclosed by the Companies to the Merrill Lynch
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Parties), and neither Company has any knowledge of any tax deficiency which has been or might be asserted or threatened against such Company and its Subsidiaries which would singly or in the aggregate have a Material Adverse Effect.

            4.15. Transfer Taxes. On the Closing Date, all stock transfer or other taxes, if any (other than income taxes) which are required to be paid in connection with the sale and transfer of the Purchase Shares to be sold to the Merrill Lynch Parties hereunder will be, or will have been, fully paid or provided for by the Companies and all laws imposing such taxes will be or will have been fully complied with.

            4.16. Investment Company. Neither of the Companies nor any of their Subsidiaries is required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            4.17. Offering Materials. Neither the REIT nor the OPCO has distributed nor will distribute prior to the Closing Date any offering material in connection with the offering and sale of the Purchase Shares other than the documents and information provided to the Merrill Lynch Parties pursuant to this
Section 4.

            4.18. Additional Information. Each of the Companies represents and warrants that the information contained in the following documents, which the Companies have furnished to the Merrill Lynch Parties, or will be furnished or made available upon request prior to the Closing, is true and correct in all material respects as of their respective filing dates:

            (a) Joint Annual Report on Form 10-K for the year ended December 31, 1996, which Joint Annual Report includes the Companies' most recently available audited financial statements together with the report thereon of the independent certified public accountants (the "Most Recent Financial Statements"),

            (b) Joint Quarterly Reports on Form 10-Q, as amended if applicable, for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

            (c) the Companies' proxy statements on Form 14A relating to (i) the most recent Annual Meetings of the REIT's Shareholders and the OPCO's Shareholders and (ii) the Special Meetings of the REIT's Shareholders and the OPCO's Shareholders which occurred during the 12 month period prior to the date hereof or for which a meeting date has been fixed and a proxy statement distributed;

            (d) all other documents, if any, filed by or with respect to the REIT and the OPCO with the Commission since January 1, 1997 pursuant to Section 13, 15(d) or 16(a) of the Exchange Act; and
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            (e)   covenant compliance certificates stating that none of the
                  REIT, the OPCO or their respective Subsidiaries are in default under any of their respective credit agreements or other financing arrangements.

            4.19. Legal Opinion. At or prior to the Closing, counsel to the Companies will deliver their legal opinions dated the Closing Date to the Merrill Lynch Parties in substantially the form of Exhibit A hereto.

            4.20. ERISA. Each of the Companies and their respective Subsidiaries are in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA"), except for such failures to comply as will not have a Material Adverse Effect. Neither a Reportable Event (as defined under ERISA) nor a Prohibited Transaction (as defined under ERISA) has occurred with respect to any Plan (as defined below) of the Companies and/or their respective affiliates; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five years; to the Companies' knowledge, no circumstance exists which constitutes grounds under Section 402 of ERISA entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Company nor their respective affiliates has completely or partially withdrawn under Section 4201 or 4202 of ERISA from any Multiemployer Plan (as defined therein); each of the Companies and their respective affiliates have met the minimum funding requirements of
Section 412 of the Code and Section 302 of ERISA with respect to each Plan and there is no unfunded current liability (as defined below) with respect to any Plan; each of the Companies and their respective affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA); no part of the funds to be used by the Companies in satisfaction of their respective obligations under this Purchase Agreement or the Agreement constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4957(e)(I) of the Code, as interpreted by the Internal Revenue Service and the U.S. Department of Labor in rules, regulations, releases and bulletins or as interpreted under applicable case law. As used below, "Plan" means an "employee benefit plan" or "plan" as described in Section 3(3) of ERISA; and "unfunded current liability" has the meaning provided in Section 302(d)(8)(A) of ERISA.

            4.21. Environmental Protection. Except as otherwise disclosed in the Companies' SEC Filings and except for such exceptions as would not singly or in the aggregate have a Material Adverse Effect, none of the REIT's or the OPCO's or their respective affiliates' properties contain any Hazardous Materials that, under any Environmental Law, (i) would impose liability on such Company or any affiliate that is likely to have a Material Adverse Effect or (ii) is likely to result in the imposition of a lien on any material asset owned, directly or indirectly, by such Company. Neither Company nor any affiliate is subject to any existing, pending or, to the best knowledge of each Company, threatened investigation or proceeding by any governmental agency or authority with respect to pursuant to any Environmental law, except any which, if adversely determined, would not have a Material Adverse Effect. As used herein, "Environmental Laws" mean all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes; and "Hazardous Material" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil.

            4.22. Solvency. Immediately following (i) the execution of this Purchase Agreement and the Agreement, (ii) the purchase of the Purchase Shares pursuant hereto and (iii) the completion of any other transaction contemplated by this Purchase Agreement and the Agreement, each of the Companies will be solvent and able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is to engage, and will have assets which will have a present fair market valuation greater than the amount of all of its liabilities. This Purchase Agreement and the Agreement have been executed and delivered by the Companies in good faith and in exchange for reasonably equivalent value. Neither of the Companies intends to incur debts beyond its ability to pay them as they become due. Each of the Companies' assets and capital are now, and are expected in the future to be, sufficient to pay the Companies' ongoing expenses as they are incurred and to discharge all of the Companies' liabilities in the event that the business of the Companies is required to be liquidated. The Companies have not entered into this Purchase Agreement or the Agreement or any transaction contemplated hereby or thereby with an intent to hinder, delay or defraud creditors of any persons or entity.

            4.23. Certificate. At or prior to the Closing, each Company shall deliver an officer's certificate to be dated the Closing Date in form and substance satisfactory to the Merrill Lynch Parties to the effect that (i) the representations and warranties of such Company set forth in this Section 4 are true and correct in all material respects as of the date of this Purchase Agreement and as of the Closing Date and (ii) such Company has complied in all material respects with all the covenants and satisfied in all material respects all the conditions on its respective part to be performed or satisfied pursuant to this Purchase Agreement or the Agreement on or prior to such Closing Date.

            4.24. Financial Statements. The Most Recent Financial Statements (including the notes thereto) present fairly in all material respects the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Most Recent Financial Statements, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules included in the Companies' SEC Filings fairly present in all material respects the information required to be stated therein. The financial information and data included in the Companies' SEC Filings present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Companies' SEC Filings and the books and records of the respective entities presented therein. The pro forma financial information included in the Companies' SEC Filings has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act and other 1933 Act Regulations and American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly in all material respects the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified. Other than the historical and pro forma financial statements (and schedule) included therein, no other historical or pro forma financial statements (or schedules) are required to be included in the Companies' SEC Filings. Except as reflected or disclosed in the financial statements included in the Companies' SEC Filings, none of the Companies or any of the Subsidiaries is subject to any material indebtedness, obligation, or liability, contingent or otherwise.

            4.25. Labor Disputes. No labor dispute with the employees of either of the Companies or their respective Subsidiaries exists or, to the knowledge of the such Company is imminent.

            4.26. Regulation M. Each Company, its Subsidiaries and, to such Company's knowledge, any of their respective trustees, directors, executive officers or controlling persons, has not taken or will not take, directly or indirectly, any action resulting in a material violation of Regulation M under the Exchange Act, or designed to cause or result under the Exchange Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of Paired Shares in connection with the public sale or distribution of the Shares.

            SECTION 5. Representations, Warranties and Covenants of Merrill Lynch or MLI.

            5.1. Investment. The Merrill Lynch Parties represent and warrant to, and covenants with each of the Companies that: (i) the Merrill Lynch Parties are knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Purchase Shares, including investments in securities issued by the Companies; (ii) MLI is acquiring the number of Purchase Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Purchase Shares or any arrangement or understanding with any other persons regarding the distribution of such Purchase Shares, except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act, (iii) neither Merrill Lynch Party will directly or indirectly, sell or otherwise dispose of (or solicit any offers to purchase or otherwise acquire) any of the Purchase Shares except in compliance with the Securities Act, the Rules and Regulations and any applicable state securities or blue sky laws; (iv) each Merrill Lynch Party has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Resale Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Resale Registration Statement; (v) the Merrill Lynch Parties have, in connection with their decision to purchase the number of Purchase Shares set forth in Section 2 above, relied solely upon the documents identified in Section 4.17, the information referred to in Section 7.7 and the representations and warranties of each of the Companies contained herein; (vi) the Merrill Lynch Parties have had access to such additional information, if any, concerning the Companies as they have considered necessary in connection with their investment decision to acquire the Purchase Shares; (vii) each of the Merrill Lynch Parties is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act; and (viii) the Merrill Lynch Parties understand that until the Shares are sold under an appropriate Resale Registration Statement that has been declared effective by the Commission, the Shares will contain a legend to the following effect:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL

                  REASONABLY SATISFACTORY TO THE COMPANIES THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

            5.2. Resale. The Merrill Lynch Parties acknowledge and agree that in connection with any transfer of any Shares they will provide to the transfer agent prompt notice of any Shares sold pursuant to a Resale Registration Statement or otherwise transferred in compliance with applicable federal and state securities laws. The Merrill Lynch Parties acknowledge that there may occasionally be times when, subject to the provisions of Section 7.2(a)(v), the Companies must suspend the right of the Merrill Lynch Parties to effect sales of the Shares through the use of the Resale Prospectus (as defined below) forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Companies and declared effective by the Commission, or until such time as the Companies have filed an appropriate report with the Commission pursuant to the Exchange Act (each, a "Black-out Period"); provided that no Black-out Period shall exceed 90 consecutive days. The Merrill Lynch Parties hereby covenant that they will not effect sales of any Shares pursuant to said Resale Prospectus during the period commencing at the time at which the Companies give the Merrill Lynch Parties written notice (which such notice shall have been given by the Companies as promptly as practicable) of the suspension of the use of said Resale Prospectus and ending at the time the Companies give the Merrill Lynch Parties written notice that the Merrill Lynch Parties may thereafter effect sales pursuant to said Resale Prospectus. The Merrill Lynch Parties further covenant to notify the Companies promptly of the sale of all of the Shares.

            5.3. Due Execution, Delivery and Performance of this Purchase Agreement. The Merrill Lynch Parties further represent and warrant to, and covenant with, the Companies that (i) each Merrill Lynch Party has full right, power, authority and capacity to enter into this Purchase Agreement and the Agreement and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Purchase Agreement and the Agreement, and (ii) upon the execution and delivery of this Purchase Agreement and the Agreement, this Purchase Agreement and the Agreement shall constitute valid and binding obligations of the Merrill Lynch Parties enforceable against the Merrill Lynch Parties in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that the enforcement of the indemnification agreements in Section 7.5 hereof may be limited by public policy.

            5.4. Residence of Merrill Lynch. Merrill Lynch is organized in the State of Delaware and has its principal place of business in the State of New York.

            5.5. Certain Tax Considerations. MLI represents and warrants that it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the 1975 United States-United Kingdom Income Tax Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Purchase Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the United States.

            SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Purchase Agreement, all covenants, agreements, representations and warranties made by each of the Companies and the Merrill Lynch Parties herein shall survive the execution of this Purchase Agreement, the
Agreement, the delivery to Merrill Lynch of the Purchased Shares being purchased and the payment therefor and the consummation of any other transactions contemplated hereby or thereby.

            SECTION 7. Registration of the Shares; Compliance with the Securities Act.

            7.1.  Registration Procedures and Expenses.  The Companies shall:

                  (a) within 45 days after the Closing, prepare and file with the Commission a Resale Registration Statement (as defined below) covering the resale by the Merrill Lynch Parties, from time to time, of a number of Shares equal to the number of Purchase Shares in any of the manners specified in the Agreement (the "Initial Resale Registration Statement") and use its best efforts to obtain effectiveness of the Initial Resale Registration Statement within 90 days after the Closing Date. If the total number of Shares exceeds the number of Shares covered by the Initial Resale Registration Statement, then the Companies shall promptly prepare and file with the Commission such additional Resale Registration Statement or Statements as shall be necessary to cover the resale by the Merrill Lynch Parties of such excess Shares in the same manner as contemplated by the Initial Registration Statement for the Shares covered thereby (each, an "Additional Resale Registration Statement"); provided that, except as provided for in Section 5 of the Agreement, prior to issuing any such excess Shares to the Merrill Lynch Parties, the Companies shall cause such Resale Registration Statement to have become effective. For purposes of this Purchase Agreement, "Resale Registration Statement" means the Initial Resale Registration Statement, any Additional Resale Registration Statement or any other registration statement under the Securities Act on Form S-3 covering the resale by the Merrill Lynch Parties of up to a specified number of Shares, filed and maintained continuously effective by the Companies pursuant to the provisions of this Section 7, including the prospectus contained therein (the "Resale Prospectus"), any amendments and supplements to such registration statement, including all post-effective amendments thereto, and all exhibits and all material incorporated by reference into such registration statement;

                  (b) use commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of such Resale Registration Statement or Resale Prospectus or suspending the qualification (or exemption from qualification) of any of the Shares in any jurisdiction;

                  (c) prepare and file with the Commission such amendments and supplements to each Resale Registration Statement and the Resale Prospectus as may be reasonably requested by the Merrill Lynch Parties in order to accomplish the public resale or other disposition of any Shares in accordance with the terms of the Agreement, or as may be necessary to keep such Resale Registration Statement effective until the date on which either (i) the Shares covered thereby have been sold by or on behalf of the Merrill Lynch Parties or (ii) the Merrill Lynch Parties have advised the Companies that they no longer require that such Resale Registration Statement remain effective;

                  (d) furnish to the Merrill Lynch Parties with respect to the Shares registered under any Resale Registration Statement such reasonable number of copies of Resale Prospectuses, including any supplements and amendments thereto, in order to facilitate the public sale or other disposition of all or any of the Shares by the Merrill Lynch Parties;

                  (e) in order to facilitate the public sale or other disposition of all or any of the Shares by the Merrill Lynch Parties, furnish to the Merrill Lynch Parties with respect to the Shares registered under any Resale Registration Statement, in connection with any such public sale or other disposition, an opinion of counsel to the Companies covering such matters as are customarily covered by legal opinions delivered in connection with secondary public offerings of equity securities and such other documents as the Merrill Lynch Parties may reasonably request (including a comfort letter from the Companies' independent certified public accountants and a certificate of bring down of representations and warranties in connection with sale of Shares under the Resale Registration Statement) (collectively, the "Resale Closing Documents") (i) upon the effectiveness of the Initial Resale Registration Statement, (ii) upon the commencement of any continuous offering of Shares under any Resale Registration Statement and on the last day of every 30-day period thereafter for the duration of such continuous offering, and (iii) in the event the public sale or other disposition of the Shares is effected through an underwritten offering or a block trade, as of the date of the closing of any sale of such Shares or date of pricing with respect to the sale of such Shares, as applicable upon prior notice from the Merrill Lynch Parties to the Companies as to which date applies; provided, however, that the Companies shall not be required to deliver any Resale Closing Documents in the event that the aggregate offering price of any Shares offered in a public sale or other distribution is less than $20,000,000, unless as of the date of any such public sale or other distribution, the Companies have not made any previous delivery of Resale Closing Documents to the Merrill Lynch Parties in connection with any other public sale or other disposition of the Shares;

                  (f) use its reasonable best efforts to prevent the happening of any event that would cause any such Resale Registration Statement to contain a material misstatement or omission or to be not effective and continuously useable for resale of the Shares during the period that such Resale Registration Statement is required to be effective and useable;

                  (g) file documents required of the Companies for normal blue sky clearance in states specified in writing by the Merrill Lynch Parties, provided, however, that the Companies shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                  (h) bear all reasonable expenses in connection with the procedures in paragraphs (a) through (g) of this Section 7.1 and Section 7.2(a) and the registration of the Shares pursuant to each Resale Registration Statement, which expenses shall not include brokerage or underwriting commissions and taxes of any kind (including without limitation, transfer bonuses) with respect to any disposition, sale or transfer of Shares sold by the Merrill Lynch Parties and for any legal, accounting and other expenses incurred by the Merrill Lynch Parties which expenses shall be borne by the Merrill Lynch Parties; and

                  (i) promptly file any necessary listing applications or amendments to existing listing applications to cause any Shares registered under any Resale Registration Statement to be listed or admitted to trading, on or prior to the effectiveness of any Resale Registration Statement, on the New York Stock Exchange or any national stock exchange or automated quotation system on which the Paired Shares are then listed or traded.

            7.2.  Covenants in Connection With Registration.

            (a) Each of the Companies hereby covenants with the Merrill Lynch Parties that (i) such Company shall not file any Resale Registration Statement or Resale Prospectus relating to the resale of the Shares or any amendment or supplement thereto, unless a copy thereof shall have been first submitted to the Merrill Lynch Parties and the Merrill Lynch Parties did not object thereto in good faith (provided that if the Merrill Lynch Parties do not object within two business days of receiving any such material, there shall be deemed to have been no objection thereto); (ii) such Company shall immediately notify the Merrill Lynch Parties of the issuance by the Commission of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation of any proceedings for such purpose; (iii) such Company shall make every reasonable effort to promptly obtain the withdrawal of any order suspending the effectiveness of such Resale Registration Statement at the earliest possible moment; (iv) such Company shall immediately notify the Merrill Lynch Parties of the receipt of any notification with respect to the suspension of the qualification of the Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) such Companies shall as soon as practicable notify the Merrill Lynch Parties in writing of the happening of any event or the failure of any event to occur or the existence of any fact or otherwise which results in any Resale Registration Statement, any amendment or post-effective amendment thereto, the Resale Prospectus, any prospectus supplement, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading and promptly shall prepare, file with the Commission and promptly furnish to the Merrill Lynch Parties a reasonable number of copies of a supplement or post-effective amendment to such Resale Registration Statement or the Resale Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, the Resale Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading provided that this clause (v) shall in no way limit the Companies' right to suspend the right of the Merrill Lynch Parties to affect sales under the Resale Registration Statement during any Black-out Period as specified in Section 5.2 above.

            (b) The Merrill Lynch Parties shall cooperate with the Companies in connection with the preparation of the Resale Registration Statement and shall furnish to the Companies, in a timely manner, all information in their possession or reasonably obtainable by them and necessary for inclusion in the Resale Registration Statement (including, without limitation, information relating to the ownership by each of them of Paired Shares and the plan of distribution).

            (c) The Merrill Lynch Parties shall notify the Companies at least two business days prior to the earlier of the date on which they intend to commence effecting any resales of Shares under a Resale Registration Statement or the date of pricing with respect to the public sale or other disposition of any Shares under a Resale Registration Statement effected through an underwritten offering or block trade and if the Companies do not, within such two day period, advise the Merrill Lynch Parties of the existence of any facts of the type referred to in Section 7.2(a) above, then the Companies shall be deemed to have certified and represented to the Merrill Lynch Parties that no such facts then exist and the Merrill Lynch Parties may rely on such certificate and representations in making such sales. The preceding sentence shall in no way limit the Companies' obligations under Section 7.2(a) above.

            (d) the Companies shall cooperate with the Merrill Lynch Parties to facilitate the timely preparation and delivery of certificates representing the Shares to be sold under the Resale Registration Statements and not bearing any restrictive legends and in such denominations and registered in such names as the Merrill Lynch Parties may reasonably request at least two business days prior to the closing of any sale of the Shares.

            (e) If the Companies notify the Merrill Lynch Parties that they wish the Merrill Lynch Parties to effect an underwritten offering or block trade of Shares, (i) the Merrill Lynch Parties shall have the right to select the managing underwriters or the executing dealer, as the case may be, who shall be subject to the approval of the Companies, which approval shall not be unreasonably withheld (it being understood that Merrill Lynch is, in any event, reasonably acceptable to the Companies for this purpose) and (ii) the Companies shall (A) enter into written agreements (including underwriting agreements) as are customary in underwritten offerings or block trades, as the case may be; (B) obtain an opinion of counsel to the Companies and other entities reasonably requested by the underwriters or the executing dealer, as the case may be, and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters or the executing dealer, as the case may be, and the Merrill Lynch Parties addressed to the underwriters or the executing dealer, as the case may be, and the Merrill Lynch Parties covering the matters customarily covered in opinions requested in underwritten offerings or block trades, as the case may be, and such other matters as may be reasonably requested by such underwriters or the executing dealer, as the case may be, and the Merrill Lynch Parties (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (C) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters or the executing dealer, as the case may be, and the Merrill Lynch Parties from the independent certified public accountants of the Companies (and, if necessary, other independent certified public accountants of any affiliate or Subsidiary of either of the Companies or of any business acquired by the Companies for which financial statements and financial data are, or are required to be, included in the Resale Registration Statement), addressed to each of the underwriters or the executing dealer, as the case may be, and, if permitted by applicable accounting rules and statements, the Merrill Lynch Parties, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings or block trades, as the case may be, and such other matters as may be reasonably requested by such underwriters or the executing dealer, as the case may be, in accordance with Statement on Auditing Standards No. 72; (D) ensure that any underwriting agreement contains indemnification provisions and procedures not less favorable than that included herein (or such other provisions and procedures acceptable to the Merrill Lynch Parties and the underwriters) with respect to all parties to be indemnified pursuant to said section (including, without limitation, the underwriters and the Merrill Lynch Parties); and (E) deliver such other documents as are customarily delivered in connection with closing of underwritten offerings or block trades, as the case may be.

            (f) The Companies will make reasonably available for inspection by the Merrill Lynch Parties, any underwriter, agent or broker-dealer participating in any disposition of Shares such information and corporate documents as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities for the purposes of applicable law, and cause the officers of the Companies and their "significant subsidiaries" (as that term is defined in Regulation S-X) to be available, upon request at least two business days in advance, to respond to questions relevant to such due diligence inquiries.

            (g) The parties hereby acknowledge and agree that the Companies may suspend the right of the Merrill Lynch Parties to effect sales of the Paired Shares through use of the Resale Prospectus forming a part of a Resale Registration Statement for a period of 90 days (or fewer if the Merrill Lynch Parties are notified to that effect by the Companies) in connection with a public offering or a sale pursuant to Rule 144A under the Securities Act (an "Offering") of Paired Shares (or shares of capital stock convertible into Paired Shares) by the Companies (a "Suspension Period"); provided that (i) there shall be no more than three Suspension Periods during any 12-month period, and (ii) the total number of days of all Suspension Periods during any 12-month period shall not exceed 120. The Merrill Lynch Parties hereby covenant that they will not sell any Paired Shares pursuant to said Resale Prospectus during a Suspension Period which shall commence at the time the Companies give the Merrill Lynch Parties written notice of such Suspension Period; provided further, that no Suspension Period shall be applicable or in any way restrict the Merrill Lynch Parties after the occurrence of the Maturity Date or a Price Decline Termination Event. The ability of the Companies to suspend the right of the Merrill Lynch Parties to effect sales of the Paired Shares pursuant to this Section 7.2(g) shall not be construed to limit the Companies' rights under Section 5.2.

            7.3. Extension of Required Effectiveness. In the event that the Companies shall give any notice required by Section 7.2(a)(v) hereof, the period during which the Companies are required to keep such Resale Registration Statement effective and useable shall be extended by the number of days during the period from and included in such Black-out Period.

            7.4. Transfer of Shares After Registration. The Merrill Lynch Parties agree that they will not effect any disposition of the Shares or their right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or blue sky laws expect as contemplated in each Resale Registration Statement referred to in
Section 7.1 or except pursuant to any exemption from the registration requirements of the Securities Act (including, without limitation, Rule 144 promulgated thereunder and any successor thereto) and that it will promptly notify the Companies of any changes in the information set forth in any such Resale Registration Statement regarding the Merrill Lynch Parties or their plan of distribution.

            7.5. Indemnification. For the purpose of this Section 7.5 only, the term "Resale Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to any Resale Registration Statement referred to in Section 7.1.

            (a) Indemnification by the Companies. Each of the Companies agrees, severally and not jointly, to indemnify and hold harmless the Merrill Lynch Parties and each person, if any, who controls the Merrill Lynch Parties within the meaning of Section 15 of the Securities Act, and any director, officer, employee or affiliate thereof, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Resale Registration Statement (or any amendment thereto), including the information deemed to be part of any Resale Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any related Resale Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies shall not be required under this subsection (i) to indemnify the Merrill Lynch Parties with respect to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Companies by the Merrill Lynch Parties specifically for inclusion in any Resale Registration Statement or any related Resale Prospectus or (B) any statement or omission in any Resale Prospectus that is corrected in any subsequent Resale Prospectus that was delivered to a Merrill Lynch Party prior to the pertinent sale or sales by a Merrill Lynch Party and not delivered in connection with such sale, when such delivery was required by the Securities Act or any state securities law;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above, only if such settlement is effected with the written consent of the Companies; and

                  (iii) against any and all expense whatsoever (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under subsection (i) (other than expenses not paid pursuant to the proviso to subsection (i)) or (ii) above.

            (b) Indemnification by the Merrill Lynch Parties. The Merrill Lynch Parties agree to indemnify and hold harmless the Companies, and each person, if any, who controls the Companies within the meaning of Section 15 of the Securities Act, and any trustee, director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7.5, as incurred, but only with respect to (A) untrue statements or omissions, or alleged untrue statements or omissions, made in any Resale Registration Statement (or any amendment thereto) or any related Resale Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Companies by the Merrill Lynch Parties specifically for inclusion in any Resale Registration Statement or any related Resale Prospectus or (B) any statement or omission in any Resale Prospectus that is corrected in any subsequent Resale Prospectus that was delivered to a Merrill Lynch Party prior to the pertinent sale or sales by a Merrill Lynch Party and not delivered in connection with such sale, when such delivery was required by the Securities Act or any state securities law.

            (c) Proceedings. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relive it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified parties and an indemnifying party, and such indemnified parties reasonably believe that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7.5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7.5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (d) Contribution. If the indemnification provided for in this
Section 7.5 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraph (a), (b) or (c) of this Section 7.5 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies and the Merrill Lynch Parties from the purchase and sale of the Shares or (ii) if the allocation provided in clause (i) is not permitted by applicable law, in such proportion or as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies and the Merrill Lynch Parties in connection with the statements or omissions or inaccuracies in the representations and warranties in this Purchase Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Companies on the one hand and the Merrill Lynch Parties on the other shall be deemed to be in the same proportion as the amount paid by the Merrill Lynch Parties to the Companies pursuant to this Purchase Agreement and the Agreement and the net proceeds retained or discounts received by the Merrill Lynch Parties from the transactions contemplated by this Purchase Agreement and the Agreement. The relative fault of the Companies and the Merrill Lynch Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Companies or by the Merrill Lynch Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.5 any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.5 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under paragraph (c) for purposes of indemnification. The Companies and the Merrill Lynch Parties agree that it would not be just and equitable if contribution pursuant to this
Section 7.5 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph (d). Notwithstanding the provisions of this
Section 7.5, the Merrill Lynch Parties shall not be required to contribute any amount in excess of the amount by which the aggregate net proceeds retained or discounts received by the Merrill Lynch Parties from the transactions contemplated hereby and by the Agreement exceeds the amount of any damages that the Merrill Lynch Parties has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) Relationship Between the REIT and OPCO. The obligations set forth in this Section 7.5 shall in no way limit the ability of the Companies to allocate liability between themselves.

            7.6. Information Available. So long as any Resale Registration Statement covering the resale of any shares owned by the Merrill Lynch Parties is effective, the Companies will furnish to the Merrill Lynch Parties:

            (a) as soon as practicable after available, one copy of (i) their Joint Annual Report to Shareholders, (ii) their Joint Annual Report on Form 10-K, (iii) their Joint Quarterly Reports to Shareholders, (iv) their Joint Quarterly Reports on Form 10-Q, (v) a full copy of the particular Resale Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits) and (iv) upon request, any or all other filings made with the Commission by the Companies; and

            (b) upon the reasonable request of the Merrill Lynch Parties, a reasonable number of copies of the Resale Prospectuses to supply to any other party requiring such Resale Prospectuses;

and the Companies, upon the reasonable request of the Merrill Lynch Parties, will meet with the Merrill Lynch Parties or a representative thereof at the Companies' headquarters to discuss all information relevant for disclosure in such Resale Registration Statement covering the Shares, subject to appropriate confidentiality limitations.

            7.7. Remedies. The Companies and the Merrill Lynch Parties acknowledge that there would be no adequate remedy at law if the Companies fail to perform any of their obligations under this Section 7, and accordingly agree that the Merrill Lynch Parties, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Companies under this Section 7, and the Companies hereby waive the defense that a remedy at law would be adequate.

            7.8. Notice Requirement. The REIT and the OPCO each covenants and agrees that it will notify the Merrill Lynch Parties at any time it becomes aware that as a result of a change in the REIT's and the OPCO's capital stock, the Merrill Lynch Parties beneficially hold more than 4.9% of the REIT's and the OPCO's Paired Shares.

            SECTION 8. Broker's Fee. Other than any fees payable under or in connection with the Agreement, each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale or issuance of the Shares to Merrill Lynch.

            SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, by telegram or telecopy or sent by nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed or for telecopies, when transmitted and receipt confirmed, and shall be delivered as addressed as follows:

            (a)   if to the Companies, to:

                  Starwood Hotels & Resorts
                  Starwood Hotels & Resorts Worldwide, Inc.
                  2231 East Camelback Road
                  Suite 400 and 410
                  Phoenix, Arizona  85016
                  Attention:  Ronald C. Brown/Alan M. Schnaid
                  Telecopier:  602-852-0115


            with copies so mailed to:

                  Sidley & Austin
                  555 West Fifth Street
                  Suite 4000
                  Los Angeles, California  90013
                  Attention:  Sherwin L. Samuels
                  Telecopier:  213-896-6600

                  or to such other person at such other place as the Companies shall designate to Merrill Lynch in writing; and

            (b)   if to Merrill Lynch or MLI, to:

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
                  North Tower
                  World Financial Center
                  New York, New York  10281-1305
                  Attention:  David Moran


            SECTION 10. Changes. This Purchase Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the

Companies and the Merrill Lynch Parties.

            SECTION 11. Headings. The headings of the various sections of this Purchase Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Purchase Agreement.

            SECTION 12. Severability. In case any provision contained in this Purchase Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            SECTION 13. Successors and Assigns. The Companies or the Merrill Lynch Parties may assign any of their respective rights, or delegate any of their respective duties under this Purchase Agreement, if the other party first consents to such assignment in writing. This Purchase Agreement shall inure to the benefit of and be binding upon (i) the successors of the Merrill Lynch Parties and (ii) any assignee or transferee of rights and obligations of MLI pursuant to the Agreement and any assignee or transferee of rights and obligations of the Merrill Lynch Parties pursuant to this Purchase Agreement. A transferee of MLI pursuant to the Agreement and a transferee of the Merrill Lynch Parties pursuant to this Purchase Agreement, and, in each case, any successor, assignee, or transferee, shall be held subject to all of the terms of this Purchase Agreement.

            SECTION 14. Governing Law; Jurisdiction. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

            SECTION 15. Transfer to Affiliate. Notwithstanding anything herein to the contrary, MLI may transfer the Purchase Shares to any affiliate of MLI, together with all of MLI's rights hereunder, provided that (i) such affiliate shall be an "accredited investor" within the meaning of Rule 501 (a)(1), (2),
(3) or (7) of Regulation D promulgated under the Securities Act, and (ii) such transfer shall be consistent with the investment representations set forth at
Section 5.1 hereto. In the event of such an assignment, such affiliate shall in all respects be substituted for MLI as a party hereto.

            SECTION 16. Counterparts. This Purchase Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

            SECTION 17. Recourse. Each Merrill Lynch Party acknowledges and agrees that the name "Starwood Hotels & Resorts" is a designation of the REIT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, as further amended on February 1,

1995, June 19, 1995, January 2, 1998 and February 23, 1998 and as the same may be further amended from time to time, and all persons dealing with the REIT shall look solely to the REIT's assets for the enforcement of any claims against the REIT, as the Trustees, officers, agents and security holders of the REIT assume no personal liability for obligations entered into on behalf of the REIT, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

            IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                    STARWOOD HOTELS & RESORTS


                                    By:
                                        Name:
                                        Title:



                                    STARWOOD HOTELS & RESORTS
                                      WORLDWIDE, INC.


                                    By:
                                        Name:
                                        Title:



                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED


                                    By:
                                        Name:
                                        Title:


                                    MERRILL LYNCH INTERNATIONAL


                                    By:
                                        Name:
                                        Title:

                                                                      Appendix I
                                                                    (one of two)


                         STOCK CERTIFICATE QUESTIONNAIRE


      Pursuant to Section 5 of the Purchase Agreement, please provide us with the following information:

      1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

            ____________________________________


      2. All relationships between the Merrill Lynch Parties and the Registered Holder listed in response to Item 1 above:

            ____________________________________

            ____________________________________


      3.    The mailing address of the Registered Holder listed in response to
            Item 1 above:

            ____________________________________

            ____________________________________

            ____________________________________

            ____________________________________

            ____________________________________

            ____________________________________


      4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to Item 1 above:

            ____________________________________

                                                                      Appendix I
                                                                    (two of two)


                      REGISTRATION STATEMENT QUESTIONNAIRE


      In connection with the preparation of the Registration Statement, please provide us with the following information:

      1. Pursuant to the "Selling Shareholders" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

      2. Please provide the number of shares that you or your organization (including all affiliates) will own immediately after Closing, including those Shares purchased by you or your organization (including all affiliates) pursuant to this Purchase Agreement and those shares purchased by you or your organization (including all affiliates) through other transactions:

      3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates:

            _____ Yes     _____ No

            If yes, please indicate the nature of any such relationships below:

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

                                                                     Appendix II


Attention:


                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE


      The undersigned, [an officer of, or other person duly authorized by] ______________________________ hereby certifies that he/she [fill in official name of individual or institution] [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on [date] in accordance with Registration Statement number [fill in the number of or otherwise identify Registration Statement], the Securities Act of 1933, as amended, and any applicable state securities or blue sky laws and the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

                  NAME OF PURCHASER
                                                    (Individual or Institution):

                  NAME OF INDIVIDUAL
                  representing Purchaser
                                                    (if an Institution)

                  TITLE OF INDIVIDUAL
                  representing Purchaser
                                                    (if an Institution)

      Signature by:

                  Individual Purchaser
                  or Individual representing
                                                    Purchaser:

                                                                       EXHIBIT A


                FORM OF CLOSING OPINION OF COUNSEL TO THE COMPANY

                                    AGREEMENT


         THIS AGREEMENT is made as of the 23rd day of February, 1998, by and between Starwood Hotels & Resorts (the "REIT"), Starwood Hotels & Resorts Worldwide, Inc. ("OPCO," and together with the REIT, the "Companies") and Merrill Lynch International ("MLI"), through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S").

         The purpose of this Agreement is to confirm the terms and conditions of the transaction (the "Transaction") entered into between MLI and the Companies.

         IN CONSIDERATION of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the Companies and MLI hereby agree as follows:

         Section 1 Definitions.

         As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) Ability to Settle in Paired Shares. As of the date hereof, the Companies have not, and after the date hereof, the Companies will not, enter into any obligation that would contractually prohibit the Companies from delivering Paired Shares pursuant to Sections 3.2, 4.2 or 5 of this Agreement.

                  (b) Certain Adjustments to Reference Price or Number of Notional Shares. In the event of:

                           (i) a subdivision, consolidation or reclassification of the Paired Shares, or a free distribution or dividend of any Paired Shares to all existing holders of Paired Shares by way of bonus, capitalization or similar issue; or

                           (ii) a distribution or dividend to all existing holders of Paired Shares of (A) additional Paired Shares or (B) other share capital or securities granting right to payment of dividends and/or the proceeds of liquidation of the Companies equally or proportionally with such payments to holders of Paired Shares, an adjustment shall thereupon be effected to the Reference Price and/or the Notional Shares at the time of such event with the intent that following such adjustment, the value of this Transaction is economically equivalent to the value immediately prior to the occurrence of the event causing the adjustment.

                  (c) Block Sale. any privately negotiated sales of the Paired Shares involving at least a block of such security (as defined in Rule 10b-18 under the Exchange Act).

                  (d) Business Day. Any day other than a Saturday, Sunday, or any other day on which banking institutions in the States of Delaware or New York are not open for business.

                  (e) Calculation Agent. MLI, whose calculations and determinations shall be made in a reasonable manner.

                  (f) Closing Price. The last sale price of the Paired Shares on the Relevant Exchange on the relevant date.

                  (g) Commission. The Securities and Exchange Commission.

                  (h) Compounding Period. Means each period commencing on and including:

                           (i) in the case of the first Compounding Period, the Initial Settlement Date and ending on but excluding the first Reset Date, and

                           (ii) for each period thereafter, a Reset Date and ending on (but excluding) the next following Reset Date.

                  (i) Distribution Amount. Means, on each Reset Date, an amount in U.S. Dollars equal to:

                           (i) the sum of all cash distributions paid on a single Paired Share during the relevant Compounding Period; plus

                           (ii) an amount representing interest that could have been earned on such distributions at the USD LIBOR rate having a designated maturity of three months, plus Spread, for the period from the date that such distributions would have been received by a holder of a single Paired Share until such Reset Date.

                  (j) DRIP Distribution. Sales to any Distribution Reinvestment Plan now or hereafter established by the Companies, or to any agent acting on behalf of such Plan, for sale to participants in such Plan.

                  (k) Effective Date. February 24, 1998.

                  (l) Exchange Act. The Securities Exchange Act of 1934, as amended.

                  (m) Exchange Trading Day. Each day on which the Relevant Exchange is open for trading.

                  (n) Execution Price. The Closing Price on the Effective Date`.

                  (o) Gradual Market Distribution. An offering of the Paired Shares into the existing trading market for outstanding shares of the same class at other than (i) a fixed price on or through the facilities of a national securities exchange or (ii) to or through a market maker otherwise than on an exchange.

                  (p) Initial Price. Means,

                           (i) for the Compounding Period ending on the first Reset Date, an amount in U.S. Dollars equal to $53.875, and

                           (ii) for each subsequent Reset Date, the Reference Price as calculated on or adjusted as of the prior Reset Date.

                  (q) Initial Settlement Date. February 24, 1998.

                  (r) Interim Settlement Amount. With respect to a given Reset Date, means the amount by which the Reference Amount minus $5,000,000 exceeds the product of (x) the Closing Price on such Reset Date and (y) the number of Notional Shares.

                  (s) Interim Settlement Shares. The Interim Settlement Amount divided by the Closing Price on such Reset Date.

                  (t) Maturity Date. March 1, 1999.

                  (u) Notional Shares. 1,547,000 Paired Shares, as may be adjusted from time to time pursuant to Section 1(b), reduced by the number of Settlement Shares that have been settled prior to the date of calculation pursuant to Section 3.1 or Section 4.1.

                  (v) Paired Shares. Units consisting of one share of beneficial interest, $.01 par value per share, in the REIT and one share of common stock, par value $.01 per share, of OPCO, which shares are paired and traded as a unit.

                  (w) Pooled Underwritten Secondary Offering. An underwritten fixed price offering of Paired Shares, in which the Settlement Shares and other Paired Shares, which may include the Paired Shares of other selling shareholders and previously unissued Paired Shares.

                  (x) Pooling Exit Fee. 50 basis points on the Settlement Amount in connection with the related Pooled Underwritten Secondary Offering.

                  (y) Purchase Shares. Paired Shares sold to MLI pursuant to the Purchase Agreement.

                  (z) Purchase Agreement. The Purchase Agreement, dated as of February 23, 1998 (the "Purchase Agreement"), among the Companies, MLI and MLPF&S

                  (aa) Reference Amount. On each Reset Date, the Reference Price multiplied by the Notional Shares or Settlement Shares, as applicable.

                  (bb) Reference Price. On each Reset Date, the Reference Price shall be determined by:

                           (i) compounding the Initial Price for the previous Compounding Period at USD LIBOR rate plus Spread for a designated maturity of three months (Actual/360 day count fraction) to such Reset Date and

                           (ii) subtracting the Distribution Amount at that date.

                  (cc) Relevant Exchange. Means, with respect to any Exchange Trading Day, the principal Stock Exchange on which the Paired Shares are traded on that day.

                  (dd) Reset Date. Means, through the final Trade Date, (i) the last day of each three-month period, beginning on May 31, 1998 (provided, that if such day is not a Business Day then the Reset Date shall be the next Business Day), (ii) as to any Settlement Shares, but only as to such Settlement Shares, the related Trade Date and (iii) as to any Gross Settlement Shares, but only as to such Gross Settlement Shares, the Exchange Trading Day immediately prior to the date on which the related Gross Settlement Notice is delivered.

                  (ee) Securities Act. The Securities Act of 1933, as amended.

                  (ff) Settlement. Has the meaning set forth in Section 3.1 or
         Section 4.1, as applicable.

                  (gg) Settlement Amount. Except as set forth in subsection (iv) below, the net sales proceeds realized by or on behalf of MLI for all sales of Paired Shares in connection with any Settlement, calculated as follows:

                           (i) if the manner of Settlement Sale pursuant to
                           Section 3.1 or

                           4.1 is an Underwritten Secondary Offering, the Settlement Amount will equal the gross proceeds realized, net of a negotiated underwriting discount;

                           (ii) if the manner of Settlement Sale pursuant to
                           Section 3.1 or 4.1 is a Block Sale, the Settlement Amount will equal the gross sales proceeds realized, net of a negotiated underwriting discount;

                           (iii) if the manner of Settlement Sale pursuant to
                           Section 3.1 or 4.1 is a Gradual Market Distribution, the Settlement Amount will equal the gross sales proceeds realized from sales to the market over the period of the distribution, net of a resale spread of 50 basis points;

                           (iv) with respect to a given Trade Date, if the manner of Settlement Sale pursuant to Section 3.1 or
                           4.1 is a VWAP Sale, the Settlement Amount will equal the product of (a) the volume weighted average price of the Paired Shares for such Trade Date and (b) the number of Paired Shares determined by the Company to be sold by MLI on such Trade Date, net of a resale spread of 50 basis points;

                           (v) if the manner of Settlement Sale pursuant to
                           Section 3.1 or 4.1 is a DRIP Distribution, the Settlement Amount will equal the gross sales proceeds realized from sales to any Purchase Agent for a Company Distribution Reinvestment Plan, net of a resale spread of 50 basis points; and

                           (vi) if the manner of Settlement Sale pursuant to
                           Section 3.1 or 4.1 is a Pooled Underwritten Secondary Offering, the Settlement Amount will equal a pro rata share of the gross proceeds realized, net of a negotiated underwriting discount.

                  (hh) Settlement Date. The date after each Trade Date on which, in accordance with standard market practice, any Paired Shares are delivered and the funds received, in respect of any Settlement in accordance with Section 3.2 or Price Decline Termination Event in accordance with Section 4.2.

                  (ii) Settlement Shares. The number of Notional Shares which will be settled on a given Settlement Date pursuant to Section 3.2 or
         Section 4.2, as applicable.

                  (jj) Spread. 175 basis points, subject to adjustment pursuant to Section 6.3.

                  (kk) Stock Exchange. Means the New York Stock Exchange, the American Stock Exchange or NASDAQ.

                  (ll) Trade Date. Any date on which MLI executes a settlement trade or trades as part of a Settlement in any of the manners of Settlement Sale set forth in Section 3.1, pursuant to either Section
         3.1 or 4.1.

                  (mm) Underwritten Secondary Offering. An underwritten fixed price offering of the Paired Shares.

                  (nn) USD LIBOR. The London Inter Bank Offered Rate in respect of U.S. Dollars for the designated maturity as quoted on Page 3750 on the Telerate Service (or such other page as may replace Page 3750 on that service) as of 11:00 a.m., London time, on the date on which it is to be determined.

                  (oo) VWAP Sale. A sale of the Paired Shares into the existing trading market for outstanding shares of the same class effected in order to approximate the volume weighted average price of the Paired Shares on the Relevant Exchange on the relevant date.

         Section 2 Representations and Warranties.

         The representations and warranties of the Companies in Section 4 of the Purchase Agreement are hereby incorporated by reference herein, and each Company hereby so represents and warrants to MLI, and the representations and warranties of the Merrill Lynch Parties in Section 5 of the Purchase Agreement are hereby incorporated by reference, and the MLI hereby so represents and warrants to each Company. The provisions of Section 6 of the Purchase Agreement shall also be applicable to any Paired Shares delivered to MLI under this Agreement.

         Section 3 Settlement.

                  3.1 Settlement Sale.

         On any Reset Date of the type referred to in clause (i) of the definition of Reset Date, on any Exchange Trading Day that is one month or two months following such a Reset Date or on any other Exchange Trading Day (in each case, if other than such a Reset Date, the related Settlement (as defined below) will include standard market interest breakage fees), up to and including the Maturity Date, the Companies may give telephonic notice to MLI to settle, and MLI shall settle, in a commercially reasonable manner (which may require sales over a period of more than 1 day), all or a portion of the Notional Shares to be settled on the related Settlement Date or Dates, as specified by the Companies ("Settlement"), through sale of not less than the number of Paired Shares, the sale of which would result in a Settlement Amount equal to 100% of the Reference Amount on the Settlement Date, and not more than the number of Paired Shares, the sale of which would result in a Settlement Amount equal, to 105% of the Reference Amount on the Settlement Date, in any of the manners set forth below, as selected by the Companies:

                           (i) an Underwritten Secondary Offering (for which the Companies shall provide at least 21 Business Days prior notice to MLI);

                           (ii) a Block Sale (for which the Companies shall provide at least 3 Business Days prior notice to
                           MLI);

                           (iii) a Gradual Market Distribution (for which the Companies shall provide at least 1 Business Day prior notice to MLI);

                           (iv) a VWAP Sale (for which the Companies shall provide at least 1 Business Day prior notice to MLI);

                           (v) a DRIP Distribution (for which the Companies shall provide at least 1 Business Day prior notice to MLI); or

                           (vi) a Pooled Underwritten Secondary Offering (for which the Companies shall provide at least 21 Business Day prior notice to MLI).

         If the Companies do not specify a manner of sale, a Gradual Market Distribution shall be used. If the Paired Shares delivered by the Companies to MLI pursuant to the Purchase Agreement and this Agreement are not, on the applicable trade date, the subject of an Effective Resale Registration Statement (as defined in Section 6.3), the Companies may not select a VWAP Sale as the manner of Settlement. The number of shares sold as part of a VWAP Sale on any Trade Date shall not be less than 20% of the six-month daily average trading volume of the Paired Shares as calculated by the Calculation Agent and shall not exceed 40% of the six-month daily average trading volume of the Paired Shares as calculated by the Calculation Agent, unless both parties agree otherwise prior to the execution of any trades in connection with such VWAP Sale. In connection with any Underwritten Secondary Offering or Block Sale, MLPF&S shall be the sole manager and underwriter. In connection with a Pooled Underwritten Secondary Offering, MLI and MLPF&S may, in their discretion, elect to (a) participate in such offering as a first-tier co-manager on the same terms as all other first-tier co-managers or (b) receive the Pooling Exit Fee; provided, however, that regardless of the election of MLI and MLPF&S, all of the Notional Shares shall be included in the Pooled Underwritten Secondary Offering. Settlement procedures shall begin as soon as commercially practicable, as determined by MLI, after MLI receives notice from the Companies and no later than the first Exchange Trading Day after expiration of the notice period unless otherwise agreed by the Companies and MLI. At such time as the Companies deliver notice pursuant to this Section 3.1, the Companies may direct MLI to sell not less than the number of Paired Shares equal to the number of Settlement Shares, and MLI shall comply with such direction in a commercially reasonable manner. In connection with a Gradual Market Distribution, there shall be a separate Settlement Date for each Trade Date. Final Settlement shall occur no later than the Maturity Date. However, if the Companies have not given MLI notice to settle by the Maturity Date, then MLI shall settle the Notional Shares using a Gradual Market Distribution to begin as soon as commercially practicable, as determined by MLI, on or after the Maturity Date.

                  3.2 Settlement.

                  (a) If, on a Settlement Date, the Settlement Amount is greater than the Reference Amount, MLI, on such Settlement Date, will pay the Companies an amount in cash or Paired Shares (valued at the Closing Price on the Trade Date), at the election of the Companies, equal to the difference.

                  (b) If the number of Paired Shares sold by MLI pursuant to
         Section 3.1
         is greater than the number of Settlement Shares, the Companies shall deliver to MLI, on the Settlement Date, a number of Paired Shares equal to the difference. If the number of Paired Shares sold by MLI pursuant to Section 3.1 is less than the number of Settlement Shares, MLI shall deliver to the Companies, on the Settlement Date, a number of Paired Shares equal to the difference.

                  (c) In all events, MLI will pay to the Companies an amount equal to all cash distributions payable to MLI but not paid prior to the Settlement Date, on a number of Paired Shares equal to the Settlement Shares on the Business Day after the relevant distribution payment date declared by the Board of Directors of the REIT and OPCO.

                  (d) If MLI, in connection with any Settlement, receives net sales proceeds, as calculated pursuant to the definition of Settlement Amount, from the sale of Paired Shares prior to the applicable Settlement Date, MLI, on the Settlement Date, shall pay the Companies an amount in cash representing interest that could have been earned on such net sales proceeds at the USD LIBOR rate having a designated maturity of three months, plus Spread, for the period from the date that such net sales proceeds are received by MLI until such Settlement Date.

                  3.3 Gross Share Settlement.

                  (a) The Companies may elect, in their sole discretion, to settle all or any portion of the then outstanding Notional Shares by delivering Paired Shares in exchange for such number of Notional Shares (a "Gross Share Settlement"). The Companies may effect a Gross Share Settlement by delivering a written notice (the "Gross Settlement Notice") to MLI indicating the date of such Gross Share Settlement and the number of then outstanding Notional Shares subject to such Gross Share Settlement; provided that such notice must be accompanied by a notice pursuant to Section 3.1 to effect settlement of all Paired Shares delivered pursuant to this Section 3.3(a). To effect a Gross Share Settlement, MLI Shall deliver to the Companies the number of Notional Shares subject to such Gross Share Settlement ("Gross Settlement Shares") against delivery by the Companies to MLI of a number of Paired Shares equal to the product of (i) the number of Gross Settlement Shares and (ii) the quotient obtained by dividing (A) the Reference Price by (B) the Closing Price, in each case, on the Reset Date for such Gross Settlement Shares. The deliveries set forth in the immediately preceding sentence shall be made on the Exchange Trading Day immediately following the date on which the Gross Settlement Notice is delivered. All Paired Shares delivered to the Companies by MLI as part of a Gross Share Settlement shall be immediately retired and shall cease to be issued and outstanding Paired Shares.

                  (b) For purposes of the Settlement of the Paired Shares delivered to

         MLI pursuant to Section 3.3(a), the Settlement Shares shall be deemed to be equal to the Gross Settlement Shares, provided that for purposes of Section 3.2(b), the Settlement Shares shall be deemed to be equal to the Paired Shares so delivered to MLI pursuant to Section 3.3(a), and provided further that, for purposes of Section 3.2(c), with respect to any distribution payable to MLI but not paid prior to the Settlement Date for which the record date occurs after the date on which the Gross Settlement Notice is delivered, the Settlement Shares shall be deemed to be equal to the Paired Shares delivered to MLI pursuant to Section 3.3(a).

                  (c) The amount of any distribution referred to in clause (i) of the definition of Distribution Amount for which the record date occurs after a Gross Share Settlement with respect to the Paired Shares delivered to MLI pursuant to Section 3.3 shall be multiplied by the quotient obtained in clause (ii) of Section 3.3(a).

         Section 4 Price Decline Termination Event.

                  4.1 Price Decline Termination Event Sale.

         If the Closing Price on any Exchange Trading Day falls below any Termination Price listed in the following schedule ("Price Decline Termination Event"), MLI will, at its discretion, in a commercially reasonable manner (which may require sales over a period of more than 1 day) following notice to the Companies, settle the percentage of the Notional Shares indicated in the table below ("Settlement") through sale of not less than the number of Paired Shares, the sale of which would result in a Settlement Amount equal to 100% of the Reference Amount on the Settlement Date, and not more than the number of Paired Shares, the sale of which would result in a Settlement Amount equal to 105% of the Reference Amount on the Settlement Date, in any of the manners specified in Section 3.1, as specified by the Companies:


     Percentage of Initial
     Notional Shares to be
            Settled                            Termination Price
            -------                            -----------------
              25%                                  $37.7125
              50%                                  $35.0188
              75%                                  $33.6719
             100%                                  $32.3250

         Settlement procedures shall commence on the date specified by MLI.

                  4.2 Price Decline Termination Event Settlement.

                  (a) If, on the Settlement Date, the Settlement Amount is greater than the Reference Amount, MLI, on the Settlement Date, will pay the Companies an amount in cash or Paired Shares (valued at the Closing Price on the Trade Date), at the election of the Companies, equal to the difference.

                  (b) If the number of Paired Shares sold by MLI pursuant to
         Section 4.1 is greater than the number of Settlement Shares, the Companies shall deliver to MLI, on the Settlement Date, a number of Paired Shares equal to the difference. If the number of Paired Shares sold by MLI pursuant to Section 4.1 is less than the number of Settlement Shares, MLI shall deliver to the Companies, on the Settlement Date, a number of Paired Shares equal to the difference.

                  (c) In all events, MLI will pay to the Companies an amount equal to all cash distributions payable to MLI but not paid prior to the Settlement Date, on a number of Paired Shares equal to the Settlement Shares on the Business Day after the relevant distribution payment date declared by the Boards of Directors of the REIT and OPCO.

                  (d) If MLI, in connection with any Settlement, receives net sales proceeds, as calculated pursuant to the definition of Settlement Amount, from the sale of Paired Shares prior to the applicable Settlement Date, MLI, on the Settlement Date, shall pay the Companies an amount in cash representing interest that could have been earned on such net sales proceeds at the USD LIBOR rate having a designated maturity of three months, plus Spread, for the period from the date that such net sales proceeds are received by MLI until such Settlement Date.

         Section 5 Interim Settlements.

         Within 5 Business Days following each Reset Date of the type referred to in clause (i) of the definition of Reset Date, the Companies shall
         (i) deliver the Interim Settlement Amount, if any, in Interim Settlement Shares to MLI. Interim Settlement Shares shall be the subject of a registration statement covering any sale of such Interim Settlement Shares by MLPF&S that has been declared effective under the Securities Act by the Commission (an "Effective Registration Statement"). Interim Settlement Shares shall be registered in the stock register of the Companies as instructed by MLI and shall be held by MLPF&S or a custodian or depository designated by MLPF&S. If the Companies are unable to deliver Interim Settlement Shares in accordance with the preceding sentence, the Companies shall deliver "restricted" Interim Settlement Shares that are not the subject of an Effective Registration Statement in an amount equal to the Interim Settlement Amount. If the Interim Settlement Shares are not the subject of an Effective Registration Statement, the Companies shall deliver additional Interim Settlement Shares equal to 20% of the Interim Settlement Shares. At such time as the Interim Settlement Shares are the subject of an Effective Registration Statement, the Companies may elect to have returned all additional Interim Settlement Shares - delivered pursuant to the preceding sentence. On any Reset Date, if Interim Settlement Shares are held by MLI, MLI shall deliver to the Companies within five
         (5) Business Days after such Reset Date, the amount in Interim Settlement Shares by which the amount in Interim Settlement Shares held by MLI (valued at the Closing Price on such Reset Date) plus any cash amounts in the collateral account exceeds the Interim Settlement Amount (or 120% of the Interim Settlement Amount, in the event that MLI holds restricted Interim Settlement Shares that are not the subject of an Effective Registration Statement). Distributions on the Interim Settlement Shares will be deposited in a collateral account at MLPF&S or a custodian or depositary designated by MLPF&S. All Interim Settlement Shares will be, when delivered, duly authorized, validly issued, fully paid and non-assessable. Interim Settlement Shares shall not be voted by MLI or MLPF&S. All distributions received in respect of the Interim Settlement Shares shall be held in the collateral account at MLPF&S or a depositary designated by MLPF&S. The cash amounts in the collateral account will be immediately returned to the Companies by MLI, but should MLI fail to return any cash amounts in the collateral account, such cash amounts will earn interest at the USD LIBOR rate having a designated maturity of three months. Upon final Settlement, MLI shall immediately release all claims to cash held in the collateral account, if any (including interest earned thereon), and Interim Settlement Shares and deliver such amounts and all Interim Settlement Shares to the Companies.

         Section 6 Certain Covenants and Other Provisions.

                  6.1 Par Value.

         MLI shall pay to the Companies $.01 par value per share for each share comprising a Paired Share delivered to MLI pursuant to this Agreement, including any Interim Settlement Shares.

                  6.2 Allocation of Payment and Deliveries

                  As between the REIT and OPCO, any delivery of, or payments attributable to, the REIT portion of Paired Shares pursuant to this Agreement shall be made to or by the REIT, and any delivery of, or payments attributable to, the OPCO portion of Paired Shares pursuant to this Agreement shall be made to or by OPCO. When making any payment to the Companies pursuant to this Agreement, MLI shall allocate such payment between the REIT and OPCO in the manner specified by the Companies.

                  6.3 Resale Registration Statement.

         The Companies shall file a resale registration statement covering any resales of Paired Shares delivered by the Companies to MLI pursuant to this Agreement and the Purchase Agreement (a "Resale Registration Statement") within 45 Business Days of the Closing Date and the Companies shall use their best efforts to obtain effectiveness of such Resale Registration Statement within 90 Business Days of the Closing Date. If the Paired Shares delivered by the Companies to MLI pursuant to the Purchase Agreement are not the subject of a Resale Registration Statement that has been declared effective under the Securities Act by the Commission (an "Effective Resale Registration Statement") within 90 Business Days of the Closing Date, the Spread shall increase, retroactively effective commencing on the Initial Settlement Date, to the Spread plus 125 basis points. At such time as the Purchase Shares are the subject of an Effective Resale Registration Statement, the Spread shall be reduced, from and after such time, to the Spread. The Companies further agree that they will cause any Resale Registration Statement to remain in effect until the earliest of the date on which
         (i) the Notional Shares plus all of the Interim Settlement Shares and any other Paired Shares delivered by the Companies to MLI pursuant this Agreement have been sold by or on behalf of MLI, or (ii) MLI has advised the Companies that it no longer requires that such registration be effective. The provisions of Section 5.2 and Section 7.2 of the Purchase Agreement shall be deemed to apply to any Resale Registration Statement filed by the Companies pursuant to this Agreement.

                  6.4 Delivery of Paired Shares.

         Each Company covenants and agrees with MLI that Paired Shares delivered by the Companies pursuant to settlement events in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable. The issuance of such Paired Shares will not require the consent, approval, authorization, registration, or qualification of any government authority, except such as shall have been obtained on or before the delivery date to MLI in connection with any registration statement filed with respect to any Paired Shares. Each party agrees that the Companies shall not deliver Paired Shares to MLI or any other person in connection with an Interim Settlement or the final Settlement until such time as such delivery would not cause MLI or any other person to violate the "Ownership Limit" set forth in the Amended and Restated Declaration of Trust of the REIT or the Articles of Amendment and Restatement of OPCO, in each case, as in effect on the date hereof.

                  6.5 Securities Law Compliance.

         Each party agrees that it will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of the Companies' Paired Shares, with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

                  6.6 Regulatory Compliance.

         Each party agrees that if the delivery of Paired Shares upon settlement is subject to any restriction imposed by a regulatory authority, it shall not be an event of default, and the parties will negotiate in good faith a procedure to effect settlement of such Paired Shares in a manner which complies with any relevant rules of such regulatory authority and which is satisfactory in form and substance to their respective counsel, subject to Section 6.2 of this Agreement and
         Section 7 of the Purchase Agreement. Each party further agrees that any sale pursuant to Section 3.1 may be delayed or postponed if, in MLI's reasonable judgement, such delay or postponement is necessary to comply with the requirements of applicable law or regulation; provided, however, that MLI will act in good faith to end such delay or postponement or otherwise effect such sale on a reasonably timely basis in a manner which complies with any such applicable law or regulation and which is satisfactory in form and substance to its respective counsel.

                  6.7 Settlement Transfer.

         All settlements shall occur through DTC or any other mutually acceptable depository.

                  6.8 Trading Authorization.

         The following individuals and/or any individual authorized in writing by the respective officers of the Companies are authorized by the Companies to provide trading instructions to MLI with regard to this transaction:

                                 Ronald C. Brown
                             2231 E. Camelback Road
                                    Suite 410
                             Phoenix, Arizona 85016

                                       and

                                  Richard Smith
                             2231 E. Camelback Road
                                    Suite 400
                             Phoenix, Arizona 85016

                  6.9 Specific Performance.

         The parties acknowledge and agree that the failure of the Companies or MLI to deliver Paired Shares in accordance with the provisions hereof would result in damage to the other party that could not be adequately compensated by a monetary award. The parties therefore agree that, if either party fails to deliver Paired Shares in accordance with the provisions hereof, the other party may, in addition to all other remedies, seek an order of specific performance from a court of appropriate jurisdiction.

                  6.10 Recourse. MLI acknowledges and agrees that the name "Starwood Hotels & Resorts" is a designation of the REIT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995, on June 19, 1995, January 2, 1998 and February 23, 1998 and as the same may be further amended from time to time, and all persons dealing with the REIT shall look solely to REIT's assets for the enforcement of any claims against the REIT, as the Trustees, officers, agents and security holders of the REIT assume no personal liability for obligations entered into on behalf of the REIT, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

                  6.11 Successors and Assigns. The Companies or MLI may assign any of their respective rights, or delegate any of their respective duties under this Agreement, if the other party first consents to such assignment in writing. This Agreement shall inure to the benefit of and be binding upon (i) the successors of MLI and (ii) any assignee or transferee of rights and obligations of the Merrill Lynch Parties pursuant to the Purchase Agreement and any assignee or transferee of rights and obligations of MLI pursuant to this Agreement. A transferee of the Merrill Lynch Parties pursuant to the Purchase Agreement and a transferee of MLI pursuant to this Agreement, and, in each case, any successor, assignee, or transferee, shall be held subject to all of the terms of this Agreement.

                  6.12 Transfer to Affiliate. Notwithstanding anything herein to the contrary, if MLI transfers the Purchase Shares to any affiliate of MLI, together with all of MLI's rights under the Purchase Agreement pursuant to Section 15 of the Purchase Agreement, then MLI's rights and obligations under this Agreement shall be transferred to such affiliate of MLI. In the event of such an assignment, such affiliate shall in all respects be substituted for MLI as a party hereto.

                  6.13 Governing Law.

         The Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

                  6.14 Confidentiality.

         Subject to the other applicable subsections of this Section 6, to any contrary requirement of law, including any disclosure obligations of the Companies under the Securities Act, the Exchange Act and the rules and regulations thereunder, and to the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential the terms of this Agreement and any information relating to or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligation under, any provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                            STARWOOD HOTELS & RESORTS
                                            WORLDWIDE, INC.


                                            By:________________________________
                                               Name:
                                               Title:



                                            STARWOOD HOTELS & RESORTS


                                            By:________________________________
                                               Name:
                                               Title:


                                            MERRILL LYNCH INTERNATIONAL



                                            By:________________________________
                                               Name:
                                               Title: